UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 31, 2011

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 -- Unregistered Sales of Equity Securities.

On May 31, 2011, we issued to the holders of our Amended and Restated Promissory Notes due February 29, 2012 (the “Restated Notes”), upon the automatic conversion, in accordance with the terms of the Restated Notes, of portions of the principal of, and accrued and unpaid interest under, such Restated Notes, the following shares of our Series B Convertible Preferred Stock (“Series B Shares”) and Common Stock Purchase Warrants (“Warrants”):

Note Holder	Payment	Conversion Amount	Series B Shares	Warrants

Spencer Trask Specialty Group LLC	$26,853.93	$26,853.60	11,189 shares	179,024 shares

Massachusetts Technology Development Corporation	$11,560.44	$11,558.40	4,816 shares	77,056 shares

BCLF Ventures I, LLC	$6,303.45	$6,302.40	2,626 shares	42,016 shares

Essex Regional Retirement Board	$190.57	$189.60	79 shares	1,264 shares

BancBoston Ventures Inc.	$381.12	$379.20	158 shares	2,528 shares

The automatic conversions on May 31, 2011 were triggered by our making scheduled payments under the Restated Notes.  The Restated Notes provided for such automatic conversions in connection with all payments that we make on or before July 5, 2011.

On July 1, 2011, we issued to the holders of the Restated Notes, upon the automatic conversion, in accordance with the terms of the Restated Notes, of portions of the principal of, and accrued and unpaid interest under, such Restated Notes, the following Series B Shares and Warrants:

Note Holder	Payment	Conversion Amount	Series B Shares	Warrants

Spencer Trask Specialty Group LLC	$929,876.35	$929,872.80	387,447 shares	6,199,152 shares

Massachusetts Technology Development Corporation	$400,311.36	$400,308.00	166,795 shares	2,668,720 shares

BCLF Ventures I, LLC	$218,272.95	$218,272.80	90,947 shares	1,455,152 shares

Essex Regional Retirement Board	$6,602.43	$6,600.00	2,750 shares	44,000 shares

BancBoston Ventures Inc.	$13,203.94	$13,200.00	5,500 shares	88,000 shares

The automatic conversions on July 1, 2011 were triggered by our voluntary pre-payment of the Restated Notes as reported in Item 8.01, below.

Each Series B Share is convertible, at any time at the option of the holder thereof, into ten shares of our Common Stock.

The Warrants entitle the holders thereof to purchase, at a purchase price of $0.30 per share at any time on or before the fifth anniversaries of their issuance, subject to our right to accelerate the expiration date in the event the closing price for our Common Stock exceeds, for a period of 30 consecutive trading days, 200% of the closing prices on the respective dates of issuance.

The Warrants contains other conventional terms, including provisions for cashless exercise and for adjustment in the Exercise Price and/or the securities issuable upon exercise in the event of certain specified extraordinary corporate events, such as stock splits, combinations, and stock dividends.

The form of Warrants was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2011 and the foregoing description of the Warrants is qualified in its entirety by reference to such Exhibit.

In the Note Amendment and Forbearance Agreements pursuant to which the Restated Notes were issued, each noteholder represented to us that it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933) and that it would acquire the Series B Shares and the Warrants for its own account, for investment purposes, and without a view toward distribution or resale of such securities.  The Series B Shares and the Warrants were issued to the holders of the Restated Notes in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.

Item 5.03 -- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2011 our Board of Directors, acting pursuant to authority expressly granted in our Certificate of Incorporation, increased from 6,454,621 to 9,500,000 the number of shares of our Preferred Stock, par value $0.01 per share, designated as “Series B Convertible Preferred Stock.”  The Certificate of Increase effecting such increase constitutes an amendment to our Certificate of Incorporation.  The powers, preferences and rights of our Series B Convertible Preferred Stock are described in detail in Item 5.03 our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2009.

The Certificate of Increase filed with the Secretary of State of the State of Delaware is filed as Exhibit 3(i) to this Current Report on Form 8-K.

Item 8.01 -- Other Events.

On July 1, 2011 we exercised our right under the Restated Notes to pre-pay a portion of the outstanding principal balance and accrued and unpaid interest on such Restated Notes in the aggregate amount of $1,568,267.03 (representing $6.71 more than 50% of such unpaid balance).  The Restated Notes provided that, in the event we made a scheduled or voluntary payment thereon on or before July 5, 2011, an amount of principal and accrued interest on such Restated Notes equal to the amount of each such payment would automatically convert, at the rate of $2.40 per share, into Series B Shares.  Set forth below are the amount of the voluntary pre-payment of each Restated Note that we made on July 1, 2011 and the amount of principal and accrued interest of each such Restated Note converted into Series B Shares as a consequence thereof:

Note Holder	Payment	Conversion Amount

Spencer Trask Specialty Group LLC	$929,876.35	$929,872.80

Massachusetts Technology Development Corporation	$400,311.36	$400,308.00

BCLF Ventures I, LLC	$218,272.95	$218,272.80

Essex Regional Retirement Board	$6,602.43	$6,600.00

BancBoston Ventures Inc.	$13,203.94	$13,200.00

As a result of the pre-payments described above and the associated automatic conversions, we retired, for an aggregate cost of $1,568,267.03, a total of $3,136,520.63 of our outstanding debt.

Our obligations under the Restated Notes were secured by a first priority lien on all of our shares of the capital stock of our subsidiary, CASTion Corporation.  Upon retirement of the Restated Notes, such lien has been released.

Item 9.01 -- Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

3(i)	Certificate of Increase dated July 1, 2011, amending the Certificate of Incorporation of ThermoEnergy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2011

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr. CPA
Title:	Executive Vice President and Chief Financial Officer